FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 13, 2007

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Todd Shipyards Corporation (NYSE:TOD) announced that its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd"), has reached an agreement with J.M. Martinac Shipbuilding Corp. ("Martinac") and Nichols Brothers Boat Builders, Inc. ("Nichols"), to submit a Joint Single Proposal to build ferries for the Washington State Ferry System ("WSF").

A bill (SHB 2378) approved by the Washington State Legislature and signed into law by Governor Chris Gregoire earlier this year created a 30-day period during which "pre-qualified" and "best-qualified" shipyards - Todd, Martinac and Nichols - could seek to come to agreement on a Joint Single Proposal for the construction of four New 144-Auto Ferries for WSF. The discussions, which were moderated by the Governor's Office, concluded with an agreement to submit a proposal. Todd will be the prime contractor, and Martinac and Nichols will be subcontractors in the proposal.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated June 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2007.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel